UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

Tuesday, May 15, 2018

Commission file number: 333-150028

BUNKER HILL MINING CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	32-0196442
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 Bay Street, Suite 2702, Toronto, Ontario, Canada	M5H 2Y4
(Address of principal executive offices)	(Postal Code)

Registrant's telephone number, including area code: (416) 477-7771

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2018, Bunker Hill Mining Corp. (the “Company”) and the United States, on behalf of the Environmental Protection Agency (the “EPA”), modified the Settlement Agreement and Order on Consent for Response Action by Bunker Hill Mining Corp. (hereinafter referred to as the “Modified Agreement”) entered into on March 6, 2018.  Pursuant to the Modified Agreement, the Company agreed to obtain an NPDES permit for its discharge of acidic mine drainage (“AMD”) and any other Mine related discharges within five years.  All other provisions of the Settlement Agreement and Order on Consent for Response Action by Bunker Hill Mining Corp. remain unchanged.  The Modified Agreement became effective on May 15, 2018 after review of and response to public comments received.

The information provided in Item 1.01 of the Current Report of the Company’s Form 8-K as filed with the Securities and Exchange Commission on March 7, 2018 is incorporated into this Item 1.01 by reference.

The foregoing summary description of the terms of the Modified Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Modified Agreement, this reference is made to such Modified Agreement, which is filed as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of the Current Report of the Company’s Form 8-K as filed with the Securities and Exchange Commission on March 7, 2018 is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

d) Exhibits
10.1	Settlement Agreement and Order on Consent for Response Action by Bunker Hill Mining Corp., effective May 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUNKER HILL MINING CORP.

By:   /s/ Howard Crosby

Howard Crosby

Its: Vice President

Date: May 18, 2018